EXHIBIT 23.2

                      Consent of Independent Accountants

                            Anderson Associates, LLP
                          Certified Public Accountants
                                 7621 Fitch Lane
                            Baltimore, Maryland 21236
                                 (410) 882-8050





                        INDEPENDENT ACCOUNTANTS' CONSENT





Board of Directors
WHG Bancshares Corporation
1505 York Road
Lutherville, Maryland 21093

      We consent to incorporation by reference in this Registration Statement on Form S-8 related to the WHG Bancshares Corporation 1996 Stock Option Plan of our report on the consolidated financial statements of WHG Bancshares Corporation, included in the Form 10-KSB of WHG Bancshares Corporation for the fiscal year ended September 30, 1996.



                                    /s/ Anderson Associates, LLP
                                    Anderson Associates, LLP




Baltimore, Maryland

August 29, 1997